Corporate Capital Trust 8-K

Exhibit 99.1

Press Release
For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CORPORATE CAPITAL TRUST INCREASES LENDING CAPACITY
--New Credit Facility Targeted for Financing Originated Transactions--

(ORLANDO, Fla.) Sept. 10, 2013 – Corporate Capital Trust, a business development company that offers individuals the opportunity to invest in the debt of privately owned American companies, announced that it has closed on a new senior secured revolving credit facility in the initial amount of $285 million. J.P. Morgan Securities and ING Capital served as the joint lead-arrangers of the facility, with nine commercial banks participating in the initial lending syndicate.  This credit facility is set to mature in September 2017 and is expandable to $600 million.

“We are pleased to be able to form this credit facility with J.P. Morgan, ING Capital and these other substantial commercial banks. We see a significant market opportunity today to invest in directly originated middle-market loans and the addition of this facility significantly expands our ability to invest in this opportunity,” said Andy Hyltin, CEO of Corporate Capital Trust.

About Corporate Capital Trust
Corporate Capital Trust is an innovative non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, capital preservation and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group
CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $28 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit
www.CNL.com.

About KKR & Co. L.P.
Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $83.5 billion in assets under management as of June 30, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

- page 1 of 2 -

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

Page 2/Corporate Capital Trusts Increases Lending Capacity

This is not an offer. Securities can be offered only by the prospectus. Since investing in Corporate Capital Trust is not suitable for all investors, the prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges, and expenses before investing. The prospectus, which is available at www.sec.gov , www.CorporateCapitalTrust.com or may be obtained by calling 866-650-0650, contains this and other information about Corporate Capital Trust. Broker/Dealers are reminded that communications to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering.  Any representation to the contrary is a criminal offense. Managing Dealer of Corporate Capital Trust is CNL Securities, Member FINRA/SIPC.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

###

- page 2 of 2 -

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC